EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Dava Guerin
Guerin Public Relations, Inc.
(215) 914-2040 or (215) 262-0740 (wireless)
or
Brighid de Garay
UbiquiTel Inc.
(610) 832-3311 or (610) 453-7495 (wireless)

UBIQUITEL REPORTS FIRST QUARTER 2005 RESULTS

CONSHOHOCKEN, Pa. – May 2, 2005 – UbiquiTel Inc. (Nasdaq: UPCS), a PCS Affiliate of Sprint (NYSE: FON), today reported financial and operating results for the quarter ended March 31, 2005 and updated 2005 guidance.

Highlights for the 1st Quarter 2005:

•                  Adjusted EBITDA in the first quarter 2005 grew 112% to approximately $24.6 million from the same period a year ago.  Adjusted EBITDA margin grew to 26% in the first quarter 2005 from 22% in the fourth quarter 2004 and 15% in the first quarter 2004.

•                  Service revenues in the first quarter 2005 grew 25% to approximately $96.5 million from the same period a year ago.

•                  Net income for the first quarter 2005 was $2.5 million, or $0.02 per share, compared to a net loss of $(8.6) million, or $(0.09) per share, in the first quarter 2004.

•                  The company added approximately 14,400 net subscribers ending the quarter with 412,900 subscribers.  76% of the ending subscriber base was in prime credit classes.  Churn in the first quarter 2005 improved to 2.6% from 2.9% in the fourth quarter 2004 and 3.1% in the first quarter 2004.

“We expect our year-over-year Adjusted EBITDA growth rate of 112% will lead the wireless industry for the fifth consecutive quarter,” said Donald A. Harris, chairman and chief executive officer of UbiquiTel Inc.  “We continue to focus on improving profitability with our Adjusted EBITDA margins reaching 26% and churn declining to 2.6%.  We achieved both of these results a quarter ahead of our goals.”

Total revenues were approximately $99.9 million for the first quarter 2005, comprised of $66.9 million of subscriber revenues, $29.6 million of roaming and wholesale revenues and $3.4 million of equipment revenues.  Subscriber revenues increased 18% from the first quarter 2004. Roaming and wholesale revenues increased 42% over the same period.  Operating income for the quarter was $13.0 million, compared to an operating loss of $(1.3) million in the first quarter 2004.

Conference Call to be held May 3 at 10:30 a.m. ET

UbiquiTel’s management will conduct a conference call on Tuesday, May 3, at 10:30 a.m., Eastern Time, to discuss its results for the three months ended March 31, 2005 and 2005 guidance.  Investors and interested parties may listen to the call via a live webcast accessible through the company’s website, www.ubiquitelpcs.com.  To listen, please register and download audio software at the site at least 15 minutes prior to the start of the call.  The call may also be accessed by dialing (800) 638-5439 (domestic) or (617) 614-3945 (international), passcode 60656460. The webcast will be archived on the site, while a telephone replay of the call will be available for 7 days beginning at 12:30 p.m., Eastern Time, May 3, at 888-286-8010 or 617-801-6888, passcode: 11301287.

-more-

SUMMARY OF QUARTERLY OPERATING AND FINANCIAL METRICS*:

	Q1 2005	Q4 2004	Q1 2004

Net additions	14,400	15,100	21,400
Net additions mix
Prime	68%	110%	61%
Sub-prime	32%	(10)%	39%
Churn	2.6%	2.9%	3.1%
Ending subscribers	412,900	398,500	349,100
Penetration-Covered POPs	5.0%	5.0%	4.4%
Ending subscribers mix
Prime	76%	76%	74%
Sub-prime	24%	24%	26%
Reseller subscribers	112,200	98,600	35,200
ARPU	$55	$57	$56
CPGA	$497	$505	$425
CCPU	$40	$43 **	$43
Adjusted EBITDA	$24.6 million	$20.6 million **	$11.6 million
Capital expenditures	$10.0 million	$8.5 million	$5.9 million
Free cash flow	$(7.9) million	$11.7 million	$3.2 million
Covered POPs	8.3 million	7.9 million	7.9 million
Minutes of use per subscriber	941	930	841
System minutes	1,378 million	1,315 million	977 million
Reseller minutes	91 million	78 million	15 million
Roaming minutes-Inbound	314 million	318 million	249 million
Roaming minutes-Outbound	172 million	170 million	142 million
Roaming inbound to outbound ratio	1.8 to 1	1.9 to 1	1.8 to 1

*                 All metrics are reported exclusive of reseller activities except where noted.

**          Includes non-recurring net adjustments of $1.2 million or an approximate $1 increase in CCPU.

The following table provides an updated range of financial and operating guidance for the year, along with previous guidance.

2005 Guidance
	Previous	Updated
Net additions	60,000 to 80,000	60,000 to 80,000
Ending subscribers	458,500 to 478,500	458,500 to 478,500
Average monthly churn	2.5% to 2.8%	2.4% to 2.6%
ARPU	$55 to $57	$55 to $56
CPGA	$460 to $490	$480 to $490
CCPU	$41 to $43	$41 to $42
Earnings per share	$0.12 to $0.22	$0.14 to $0.24

(Dollars in millions)
Total revenues	$430.0 to $450.0	$430.0 to $440.0
Adjusted EBITDA	$105.0 to $115.0	$107.0 to $117.0
Capital expenditures	$40.0 to $50.0	$40.0 to$50.0
Free cash flow	$20.0 to $30.0	$20.0 to $30.0
Cash and cash equivalents	$112.0 to $122.0	$112.0 to $122.0

About UbiquiTel Inc.

UbiquiTel is the exclusive provider of Sprint digital wireless mobility communications network products and services under the Sprint brand name to midsize markets in the Western and Midwestern United States that include a population of approximately 10.8 million residents and cover portions of California, Nevada, Washington, Idaho, Wyoming, Utah, Indiana, Kentucky and Tennessee.

About Sprint

Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless networks in the United States. For more information, visit www.sprint.com/mr.

Financial Measures and Definitions of Terms Used

UbiquiTel provides certain financial measures that are calculated in accordance with accounting principles generally accepted in the United States (GAAP) and adjustments to GAAP (non-GAAP) to assess the company’s financial performance.  In addition, the company uses certain non-financial terms, such as churn, which are metrics used in the wireless communications industry and are not measures of financial performance under GAAP.  The non-GAAP financial measures reflect industry measures of liquidity, profitability or performance and the non-financial metrics reflect industry conventions, both of which are commonly used by the investment community for comparability purposes.  The reconciliation of the non-GAAP financial measures with comparable measures under GAAP and the determination of non-financial metrics used in this release are included in an attachment to this release.  Because the company does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, the company does not provide reconciliations to GAAP of its forward-looking financial measures.  The non-financial metrics and non-GAAP financial measures used in this release include the following:

Churn is the monthly rate of customer turnover expressed as the percentage of customers of the beginning customer base that both voluntarily and involuntarily discontinued service during the period. Churn is computed by dividing the number of customers that discontinued service during the month, net of 30 day returns, by the beginning customer base for the period.

ARPU is average revenue per user and summarizes the average monthly service revenue per customer, excluding wholesale revenue. ARPU is computed by dividing subscriber revenue by the average subscribers for the period.  The company believes ARPU is a useful measure to assist in evaluating the company’s past and forecasting its future subscriber revenue. In addition, it provides a gauge to compare the company’s subscriber revenue to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.

CPGA is cost per gross addition and summarizes the average cost to acquire new customers during the period. CPGA is computed by adding the income statement components of selling and marketing and the cost of products sold, and reducing that amount by the equipment revenue recorded. The net result of these components is then divided by the gross customers acquired during the period.  The company believes CPGA is a useful measure used to compare the company’s average cost to acquire a new subscriber to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful. The inclusion of cost of products sold net of the equipment revenues earned is critical to the company’s understanding of how much it costs the company to acquire a new customer.

CCPU is cash cost per user and summarizes the average monthly cash costs to provide digital wireless mobility communications services per customer.  CCPU is computed by dividing the sum of cost of service and operations and general and administrative expenses by the average subscribers for the period.  The company believes CCPU is a useful measure used to compare the company’s cash cost of operations per customer to that of other wireless communications providers, although other wireless communications providers may include or exclude certain items from their calculations which may make the comparison less meaningful.  The company’s calculation of CCPU excludes depreciation, amortization and accretion expenses.

Adjusted EBITDA represents net income (loss) before income tax expense, gain on debt retirements, interest expense, interest income, depreciation, amortization and accretion and non-cash compensation expense. The company believes Adjusted EBITDA is an important operating measure for comparability to other wireless companies and it is not intended to represent the results of the company’s operations in accordance with GAAP. Adjusted EBITDA should not be considered as a substitute for net income, income from operations, net cash provided by operating activities or any other operating or liquidity measure prepared in accordance with GAAP. Additionally, the company’s Adjusted EBITDA computation may not be comparable to other similarly titled measures of other companies.

Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by service revenues.

Free cash flow summarizes the cash flow from operating activities and capital expenditures and is computed by adding net cash provided by operating activities and capital expenditures. The company believes free cash flow is an important measure of liquidity to meet the company’s debt service requirements.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Statements contained in this news release that are forward-looking statements are subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe-harbor” provisions of the private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in UbiquiTel’s forward-looking statements, including the following factors: UbiquiTel’s dependence on its affiliation with Sprint; the potential impact of the pending Sprint-Nextel business combination on UbiquiTel’s affiliation with Sprint as well as Sprint’s competitiveness in the wireless industry; the competitiveness of and changes in Sprint’s pricing plans, products and services; increased competition in UbiquiTel’s markets; rates of penetration in the wireless communications industry; the potential to experience a high rate of customer turnover; customer quality; potential declines in roaming and wholesale revenue; UbiquiTel’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; the ability of Sprint to provide back office, customer care and other services; UbiquiTel’s debt level; adequacy of bad debt and other reserves; UbiquiTel’s ability to manage anticipated growth and rapid expansion; changes in population; changes or advances in technology; effects of mergers and consolidations within the wireless communications industry and unexpected announcements or developments from others in the wireless communications industry; and general market and economic conditions. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from UbiquiTel’s forward-looking statements are included in UbiquiTel’s filings with the Securities and Exchange Commission (“SEC”), specifically in the “Business-Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and in subsequent filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

-Financial Tables Follow-

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data)

	March 31, 2005	December 31, 2004

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$84,287	$91,781
Accounts receivable, net of allowance for doubtful accounts of $2,908 and $3,358 at March 31, 2005 and December 31, 2004, respectively	22,780	22,609
Inventory, net	5,013	4,025
Prepaid expenses and other assets	18,274	17,680
Total current assets	130,354	136,095
PROPERTY AND EQUIPMENT, NET	245,147	243,679
CONSTRUCTION IN PROGRESS	4,681	1,867
DEFERRED FINANCING COSTS, NET	10,429	10,868
GOODWILL	38,138	38,138
INTANGIBLES, NET	63,489	64,565
OTHER LONG-TERM ASSETS	2,403	2,595
Total assets	$494,641	$497,807
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$227	$223
Accounts payable	8,905	3,124
Accrued expenses	18,386	18,824
Accrued compensation and benefits	1,415	4,591
Interest payable	3,456	13,825
Taxes payable	3,051	2,672
Deferred revenue	12,396	12,274
Other	2,132	1,501
Total current liabilities	49,968	57,034

LONG-TERM LIABILITIES, EXCLUDING CURRENT MATURITIES	423,803	423,893
OTHER LONG-TERM LIABILITIES	13,088	11,462
Total long-term liabilities	436,891	435,355
Total liabilities	486,859	492,389
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.001; 10,000 shares authorized; 0 shares issued and outstanding at March 31, 2005 and December 31, 2004	—	—
Common stock, par value $0.0005; 240,000 shares authorized; 93,184 and 93,016 shares issued and outstanding at March 31, 2005 and December 31, 2004, respectively	46	46
Additional paid-in-capital	303,742	303,830
Accumulated deficit	(296,006)	(298,458)
Total stockholders’ equity	7,782	5,418
Total liabilities and stockholders’ equity	$494,641	$497,807

UbiquiTel Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
		(Restated)
REVENUES:
Subscriber revenues	$66,892	$56,571
Roaming and wholesale revenues	29,606	20,867
Service revenues	96,498	77,438
Equipment revenues	3,433	3,872
Total revenues	99,931	81,310

COSTS AND EXPENSES:
Cost of service and operations (exclusive of depreciation as shown separately below)	44,006	39,138
Cost of products sold	10,385	9,215
Selling and marketing	15,926	16,977
General and administrative expenses excluding non-cash compensation charges	4,988	4,383
Non-cash compensation for general and administrative matters	(521)	—
Depreciation, amortization and accretion	12,157	12,930
Total costs and expenses	86,941	82,643

OPERATING INCOME (LOSS)	12,990	(1,333)
INTEREST INCOME	526	135
INTEREST EXPENSE	(10,935)	(8,430)
GAIN ON DEBT RETIREMENT	—	1,109
INCOME (LOSS) BEFORE INCOME TAXES	2,581	(8,519)
INCOME TAX EXPENSE	(129)	(72)
NET INCOME (LOSS)	$2,452	$(8,591)

NET INCOME (LOSS) PER SHARE:
BASIC	$0.03	$(0.09)
DILUTED	$0.02	$(0.09)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	93,103	92,579
DILUTED	98,644	92,579

UbiquiTel Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2005	2004
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,452	$(8,591)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of deferred financing costs	439	410
Amortization of debt discount	(32)	303
Amortization of intangible assets	1,076	1,076
Depreciation and accretion	11,080	11,854
Interest accrued on discount notes	—	3,149
Non-cash compensation from stock options granted to employees	(521)	—
Deferred income taxes	69	72
Gain on sale of equipment	(71)	(58)
Gain on debt retirement	—	(1,109)
Changes in operating assets and liabilities exclusive of capital expenditures, net	(12,334)	2,074
Net cash provided by operating activities	2,158	9,180

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(10,031)	(5,941)
Net cash used in investing activities	(10,031)	(5,941)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of 9.875% senior notes	—	265,302
Repayments under senior secured credit facility	—	(230,000)
Repayment of 14% Series B senior discount notes	—	(12,478)
Purchase of 14% senior discount notes	—	(15,872)
Financing costs	—	(8,296)
Change in book cash overdraft	—	(5,671)
Proceeds from issuance of common stock	106	—
Proceeds from exercise of stock options	327	—
Repayment of capital lease obligations and other long-term debt	(54)	(110)
Net cash provided by (used in) financing activities	379	(7,125)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,494)	(3,886)
CASH AND CASH EQUIVALENTS, beginning of period	91,781	57,225
CASH AND CASH EQUIVALENTS, end of period	$84,287	$53,339

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$20,847	$3,489
Cash paid for taxes	3	8

UbiquiTel Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures and Determination of Non-Financial Metrics

(Unaudited)

	Three Months Ended March 31,
	2005	2004
		(Restated)
ADJUSTED EBITDA:
Net income (loss)	$2,452,000	$(8,591,000)
Income tax expense	129,000	72,000
Gain on debt retirement	-	(1,109,000)
Interest expense	10,935,000	8,430,000
Interest income	(526,000)	(135,000)
Depreciation, amortization and accretion	12,157,000	12,930,000
Non-cash compensation for general and administrative matters	(521,000)	—
Adjusted EBITDA	$24,626,000	$11,597,000

AVERAGE REVENUE PER USER (ARPU):
Subscriber revenues	$66,892,000	$56,571,000

Average subscribers	404,300	338,400

ARPU	$55	$56

CASH COST PER USER (CCPU):
Cost of service and operations	$44,006,000	$39,137,000
Add: General and administrative expenses	4,988,000	4,384,000
Total cash costs	$48,994,000	$43,521,000

Average subscribers	404,300	338,400

CCPU	$40	$43

COST PER GROSS ADDITION (CPGA):
Selling and marketing	$15,926,000	$16,977,000
Add: Cost of products sold	10,385,000	9,215,000
Less: Equipment revenue	(3,433,000)	(3,872,000)
Total cost of gross additions	$22,878,000	$22,320,000

Gross additions	46,000	52,500

CPGA	$497	$425

FREE CASH FLOW:
Net cash provided by operating activities	$2,158,000	$9,180,000
Capital expenditures	(10,031,000)	(5,941,000)
Free cash flow	$(7,873,000)	$3,239,000

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